Exhibit 99.1

Breakthrough T1D Awards Grant to Support PRISE‑hATG Study of SAB‑142 in Stage 3 Type 1 Diabetes

MIAMI, July 7, 2026 – Breakthrough T1D, the leading global type 1 diabetes (T1D) research and advocacy organization and SAB Biotherapeutics, Inc. (Nasdaq: SABS), a clinical-stage biopharmaceutical company developing a fully human anti-thymocyte immunoglobulin (hATG) for T1D and other autoimmune diseases, today announced that Breakthrough T1D has awarded a grant to Michael J. Haller, M.D., Professor and Chief of Pediatric Endocrinology at the University of Florida in support of PRISE‑hATG, a clinical study evaluating SAB‑142 in patients with Stage 3 T1D who are 100 days to 2 years from diagnosis. Stage 3 T1D is diagnosed when the disease has progressed to a point where insulin is required.

The PRISE-hATG study is designed to assess whether SAB‑142 can preserve endogenous C‑peptide and modulate immune responses in individuals with residual beta cell function beyond the first 100 days after a Stage 3 diagnosis. It extends SAB BIO’s clinical evaluation of SAB‑142 and complements the ongoing Phase 2b SAFEGUARD trial evaluating SAB‑142 in patients with new onset Stage 3 T1D. SAB BIO will co-fund this study.

“There is an urgent need for novel disease‑modifying therapies for people living with T1D beyond 100 days from a Stage 3 diagnosis who still retain meaningful beta cell function.” said Michael Haller, M.D., Professor and Chief of Pediatric Endocrinology at the University of Florida and Principal Investigator of PRISE‑hATG. “The PRISE‑hATG study is designed to evaluate whether immunomodulation with SAB-142 helps preserve insulin-producing beta cells beyond the earliest stages of disease, where all other investigational immunotherapies focused. This study has the potential to meaningfully expand options for the millions of people living with T1D.”

“Accelerating the development of new therapies that can change the course of type 1 diabetes is a key priority for Breakthrough T1D,” said Josh Vieth, Ph.D., Senior Director of Research at Breakthrough T1D. “Clinical trials typically focus on the first 100 days after a Stage 3 type 1 diabetes diagnosis, and there remains a need to advance disease-modifying therapies that may benefit individuals who don’t fit this criteria. Determining whether SAB-142 can preserve beta cell function beyond the 100-day window addresses this need and has the potential to expand therapeutic options that can improve the lives of those living with type 1 diabetes. We’re excited to work with Dr. Haller and collaborate with SAB BIO to support this trial.”

“PRISE‑hATG represents an important extension of our clinical program and reinforces our belief that SAB‑142 has the potential to be a best‑in‑class, disease‑modifying therapy for T1D” said Samuel J. Reich, Chief Executive Officer of SAB BIO. “We are grateful to Breakthrough T1D for supporting this research and to Dr. Haller and his team for advancing this important work for patients.”

About SAB-142

SAB-142 is a potentially disease-modifying, redosable immunotherapy in clinical development for the treatment of autoimmune type 1 diabetes (T1D). SAB-142 is a multi-specific, fully human anti-thymocyte globulin (hATG) with a mechanism of action analogous to that of rabbit ATG (rATG). rATG has demonstrated in multiple clinical trials the ability to slow disease progression in patients with new- or recent-onset of Stage 3 T1D. SAB-142, like rATG, directly targets multiple immune cells involved in destroying pancreatic beta cells, including modulation of “bad acting” T-lymphocytes. By stopping immune cells from attacking beta cells, this treatment has the potential to preserve insulin-producing beta cells.

About PRISE-hATG

Personalized Response and Immunologic Surveillance of Endogenous C-Peptide Preservation in New, Recent, and Extended New Onset T1D Treated with human Anti-Thymocyte Globulin is a randomized, double-blind, placebo-controlled investigator-led study. This study is designed to assess the safety, efficacy, and tolerability of SAB-142 in individuals in an extended time period after diagnosis (>100 days to 1 year, and 1 year to 2 years). Sampling procedures and analytical methods are fully harmonized with the Phase 2b SAFEGUARD trial, enabling cross-cohort comparisons.

About SAB BIO

SAB BIO is a clinical-stage biopharmaceutical company focused on developing multi-specific, high-potency, human immunoglobulin G (hIgG) to treat and prevent immune and autoimmune disorders. Using advanced genetic engineering and antibody science, SAB BIO developed a proprietary technology which holds the potential to generate additional novel therapeutic candidates utilizing the human immune response, without the need for human donors or convalescent plasma. SAB BIO has optimized genetic engineering in the development of transchromosomic cattle, or Tc-Bovine, to produce hIgG. SAB BIO’s drug development production system is able to generate a diverse repertoire of specifically targeted, high-potency, hIgGs that can address a wide range of serious unmet needs in human diseases. The Company’s lead candidate, SAB-142, targets autoimmune T1D with a disease-modifying therapeutic approach that aims to change the T1D treatment paradigm by delaying onset and potentially preventing disease progression of Stage 3 T1D patients. SAB-142 is currently being evaluated in newly diagnosed Stage 3 autoimmune T1D patients in a registrational Phase 2b clinical trial called SAFEGUARD. For more information, visit www.sab.bio. Additional details about SAFEGUARD are available at https://safeguardstudy.com/.

About Breakthrough T1D, Formerly JDRF

As the leading global type 1 diabetes research and advocacy organization, Breakthrough T1D helps make everyday life with type 1 diabetes better while driving toward cures. We do this by investing in the most promising research, advocating for progress by working with government to address issues that impact the T1D community, and helping educate and empower individuals facing this condition.

Forward-Looking Statements

Certain statements made in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “to be,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, including statements about the development and clinical trial results of the Company’s T1D program and other discovery programs.

These statements are based on the current expectations of SAB BIO and are not predictions of actual performance, and are not intended to serve as, and must not be relied on, by any investor as a guarantee, prediction, definitive statement, or an assurance, of fact or probability. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties and other factors which may be beyond our control. Actual events and circumstances are difficult or impossible to predict, and these risks and uncertainties may cause our or our industry’s results, performance, or achievements to be materially different from those anticipated by these forward-looking statements. A further description of risks and uncertainties can be found in the sections captioned “Risk Factors” in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, as may be amended or supplemented from time to time, and other filings with or submissions to, the U.S. Securities and Exchange Commission, which are available at https://www.sec.gov/. Except as otherwise required by law, SAB BIO disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

CONTACTS

Investors:
Christine Ryan
cryan@sab.bio

Media:
Sheila Carlson
media@sab.bio

Breakthrough T1D:

media@BreakthroughT1D.org